UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement.

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☐	Soliciting Material Pursuant to §240.14a-12.

Avon Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Supplemental Information:

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, as amended, please be advised that the Company intends to release definitive copies of the proxy statement to security holders on or about March 30, 2007.

March 30, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders, which will be held at 10:00 a.m. on Thursday, May 3, 2007, at the Waldorf Astoria, 301 Park Avenue, New York City.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. We hope that you will be able to attend.

Whether or not you plan to attend the Annual Meeting, your vote is important. You can vote via the Internet, by telephone or by completing the enclosed proxy card. Instructions for voting via the Internet or telephone are given on the enclosed proxy card.

On behalf of the Board of Directors and the management of Avon, I extend our appreciation for your continued support and interest in Avon.

Sincerely yours,

Andrea Jung Chairman of the Board and Chief Executive Officer

AVON PRODUCTS, INC.

1345 Avenue of the Americas

New York, NY 10105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2007 Annual Meeting of Shareholders of Avon Products, Inc. will be held at the Waldorf Astoria, 301 Park Avenue, New York, New York on Thursday, May 3, 2007 at 10:00 a.m. for the following purposes:

(1)	To elect directors to one-year terms expiring in 2008;

(2)	To act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2007;

(3)	To act upon a proposal to amend our Restated Certificate of Incorporation and By-Laws to implement the adoption of a majority vote standard and to eliminate cumulative voting in the election of directors;

(4)	If presented, to consider and vote on a shareholder proposal requesting the benchmarking of incentive compensation goals against peer group performance; and

(5)	To transact such other business as properly may come before the meeting.

The Board of Directors has fixed the close of business on March 15, 2007, as the record date for the purpose of determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS URGES YOU

TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD

IN THE POSTAGE-PREPAID ENVELOPE PROVIDED

OR TO VOTE BY THE INTERNET OR BY TELEPHONE.

Kim K. Azzarelli
Vice President, Associate General Counsel and Corporate Secretary

March 30, 2007

New York, New York

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING	1

PROPOSAL 1—ELECTION OF DIRECTORS	4

INFORMATION CONCERNING THE BOARD OF DIRECTORS	8

EXECUTIVE OFFICERS	14

OWNERSHIP OF SHARES	17

TRANSACTIONS WITH RELATED PERSONS	19

EQUITY COMPENSATION PLAN INFORMATION	20

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20

EXECUTIVE COMPENSATION	21

DIRECTOR COMPENSATION	21

AUDIT COMMITTEE REPORT	22

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23

PROPOSAL 3—APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS TO IMPLEMENT THE ADOPTION OF A MAJORITY VOTE STANDARD TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS	25

PROPOSAL 4—RESOLUTION REQUESTING BENCHMARKING INCENTIVE COMPENSATION GOALS AGAINST PEER GROUP PERFORMANCE	28

SOLICITING MATERIAL	30

SOLICITATION OF PROXIES	30

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING	30

Appendix A: COMPENSATION COMMITTEE CHARTER	A-1

Appendix B: AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION OF AVON PRODUCTS, INC.	B-1

Appendix C: AMENDMENTS TO THE BY-LAWS OF AVON PRODUCTS, INC.	C-1

INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Why am I receiving these materials?

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Avon Products, Inc. (“Avon,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at our Annual Meeting of Shareholders, which will take place on Thursday, May 3, 2007. As a shareholder, you are invited to attend the Annual Meeting and you are entitled and requested to vote on the matters set forth in the Notice of Annual Meeting of Shareholders, which are described in this Proxy Statement. In addition, at the Annual Meeting, we will review the business and operations of the Company and respond to questions from shareholders.

Who may attend the Annual Meeting?

Anyone who was a shareholder as of the close of business on March 15, 2007 may attend the Annual Meeting if you have an admission ticket and photo identification. For shareholders of record, an admission ticket is attached to the proxy card sent with this Proxy Statement. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting. For beneficial owners holding shares in a bank or brokerage account, you can obtain an admission ticket in advance by sending a written request, along with proof of ownership (such as a brokerage statement), to our Investor Relations Department, Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105, by mail or by fax to 212-282-6035. We must receive your request at least one week prior to the Annual Meeting to have time to process your request and mail the admission ticket to you. Anyone who arrives without an admission ticket will not be admitted to the Annual Meeting unless it can be verified that the individual was a shareholder of the Company as of March 15, 2007.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “shareholder of record,” and the proxy materials have been sent directly to you by Avon. If your shares are held in a stock brokerage account or by a bank or other record holder, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other record holder who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other record holder on how to vote and you are also invited to attend the Annual Meeting. Your broker, bank or other record holder should have enclosed or provided voting instructions for you to use in directing the voting of your shares.

What is the purpose of this Proxy Statement?

This Proxy Statement describes the matters proposed to be voted on at the Annual Meeting, including the election of directors, the ratification of the appointment of our independent registered public accounting firm, the amendments to our Restated Certificate of Incorporation and By-Laws and, if presented, a proposal by a shareholder, and this Proxy Statement also contains other required information. The Proxy Statement and accompanying proxy card are being mailed on or about March 30, 2007.

Who is entitled to vote?

Only holders of record of Avon’s common stock at the close of business on March 15, 2007 are entitled to vote. There were approximately          shares of Avon’s common stock outstanding on March 15, 2007. Shareholders are currently entitled to vote cumulatively for the election of directors and to cast one vote per share on all other matters. For more information on cumulative voting, see the description on page 4 under “Proposal 1—Election of Directors.”

How do I vote my shares in person at the Annual Meeting?

Shares held in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other record holder that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

You can vote by filling out the accompanying proxy card and returning it in the return envelope that we have enclosed for you. Also, shareholders can vote by telephone or via the Internet unless you want to cumulate your votes, in which case you must vote by using the proxy card. Voting information is provided on the enclosed proxy card.

If your shares are held in the name of a bank, broker or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank’s or other record holder’s voting process. Your bank, broker or other record holder may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your bank, broker or other record holder.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors, the ratification of the appointment of our independent registered public accounting firm, the amendments to our Restated Certificate of Incorporation and By-Laws and, if presented, an individual shareholder proposal. We are not aware of any other matter that may be properly presented at the meeting. If any other matter is properly presented, the persons named as proxies on the proxy card will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or via the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth with the description of each Proposal in this Proxy Statement. In summary, the Board recommends a vote for the election of directors, the ratification of the appointment of our independent registered public accounting firm, and the amendments to our Restated Certificate of Incorporation and By-Laws, and against the individual shareholder proposal.

May I revoke or change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to the Secretary of Avon, by delivering a proxy bearing a later date or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other record holder, or, if you have obtained a legal proxy from your bank, broker or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

Will my vote be made public?

All proxies, ballots and voting materials that identify the votes of specific shareholders will generally be kept confidential, except as necessary to meet applicable legal requirements and to allow for the tabulation of votes and certification of the vote.

What constitutes a quorum, permitting the meeting to conduct its business?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a bank, broker or other record holder holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you do not give instructions to the bank, broker or other record holder holding your shares, it will not have discretionary voting power to vote your shares with respect to Proposals 3 and 4.

How many votes are needed to approve a Proposal?

Under New York law, corporate action taken at a shareholders’ meeting is generally based on the votes cast. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. Therefore, abstentions and broker non-votes generally have no effect in determining whether a proposal is approved by shareholders. Directors are currently elected by a plurality of the votes cast. The approval of Proposals 2 and 4 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. However, the approval of Proposal 3 to amend our Restated Certificate of Incorporation to implement the adoption of a majority vote standard and to eliminate cumulative voting in the election of directors requires the affirmative vote of the majority of all of our outstanding shares, not merely votes cast, and the approval of certain amendments to our By-Laws requires the affirmative vote of 80% of all of our outstanding shares, as described under “Proposal 3—Approval of Amendments to the Company’s Restated Certificate of Incorporation and By-Laws to Implement the Adoption of a Majority Vote Standard and to Eliminate Cumulative Voting in the Election of Directors.”

What if I am a participant in the Avon Personal Savings Account Plan or the Avon Puerto Rico Associates’ Savings Plan?

We are also mailing this Proxy Statement and proxy card to participants in the Avon Personal Savings Account Plan and the Avon Puerto Rico Associates’ Savings Plan. The trustees of the Plans, as record holders of the shares held in the Plans, will vote the shares allocated to your account under the Plans in accordance with your instructions. Unless your proxy card is received by 11:59 p.m. (New York time) on April 30, 2007 and unless you have specified your instructions, your shares cannot be voted by the trustees.

What is the deadline for voting my shares?

If you hold shares as the shareholder of record, you should complete and return the proxy card as soon as possible, but no later than the closing of the polls at the Annual Meeting. If you vote by telephone or the Internet, your vote must be received by 11:59 p.m. (New York time) on May 2, 2007. If you hold shares in the Avon Personal Savings Account Plan or the Avon Puerto Rico Associates’ Savings Plan, as indicated above, your voting instructions must be received by 11:59 p.m. (New York time) on April 30, 2007. If your shares are held in street name, you should return your voting instructions in accordance with the instructions provided by the bank, broker or other record holder who holds the shares on your behalf.

Who will count the vote?

Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.

How can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and to publish final results in our quarterly report on Form 10-Q for the second quarter of 2007.

PROPOSAL 1—ELECTION OF DIRECTORS

Effective from and after the date of the 2006 Annual Meeting, the Board of Directors has fixed the number of directors at 10. Each nominee elected as a director will hold office until the next succeeding annual meeting or until his or her successor is elected and qualified.

PROPOSAL 1: The Board of Directors has nominated W. Don Cornwell, Edward T. Fogarty, Stanley C. Gault, Fred Hassan, Andrea Jung, Maria Elena Lagomasino, Ann S. Moore, Paul S. Pressler, Paula Stern and Lawrence A. Weinbach for election as directors. All nominees are current members of our Board.

All shares duly voted will be voted for the election of directors as specified by the shareholders. Unless otherwise specified, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of all of the nominees, each of whom has consented to serve as a director of the Company if elected. We have no reason to believe that any of the nominees will be unable or decline to serve as a director.

In voting for the election of directors, you are currently entitled to vote cumulatively. Each shareholder is entitled to cast the number of votes equal to the number of shares held of record by the shareholder, multiplied by the number of directors to be elected in the election. You may cast all of such votes in this election for a single nominee, or distribute them among any two or more nominees, as you see fit. If you wish to cumulate your votes, you will need to submit a proxy card or a ballot and indicate the distribution of your votes among the nominees in the space provided on the enclosed proxy card or on your ballot when voting at the Annual Meeting. If votes are not so distributed on the proxy card or ballot, then persons named as proxies may exercise the right to vote your shares represented by such proxy cumulatively and may distribute the votes represented by such proxy among one or more of the nominees listed below in any manner they see fit. Cumulative voting by telephone or via the Internet is not possible. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your bank, broker or other record holder.

If a nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, he or she is required to tender his or her resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee in accordance with the corporate governance guideline adopted by the Board in January 2006 and described on page 11.

As described under “Proposal 3—Approval of Amendments to the Company’s Restated Certificate of Incorporation and By-Laws to Implement the Adoption of a Majority Vote Standard and to Eliminate Cumulative Voting in the Election of Directors,” the Board of Directors is recommending that the shareholders approve amendments to the Company’s Restated Certificate of Incorporation and By-Laws in order to eliminate plurality voting in uncontested elections of directors and to require that a nominee for director in an uncontested election receive a majority of the votes cast with respect to such director’s election in order to be elected to the Board. Furthermore, the Board is recommending the elimination of cumulative voting, which the Board believes is incompatible with the adoption of a majority voting standard. If these amendments are approved by the shareholders, they will become effective as of May 3, 2007 and will apply to all director elections following the 2007 Annual Meeting of Shareholders.

Set forth below is certain information furnished to the Company by each nominee.

The Board of Directors recommends that you vote FOR the election as directors of the nominees listed below.

W. DON CORNWELL

Director since 2002                    Age: 59

Mr. Cornwell is Chairman and Chief Executive Officer of Granite Broadcasting Corporation, a group broadcasting company that owns and operates television stations across the U.S., which he founded in 1988. On December 11, 2006, Granite Broadcasting Corporation filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Previously, Mr. Cornwell was Chief Operating Officer for the Corporate Finance Department at Goldman, Sachs & Co. from 1980 to 1988 and Vice President of the Investment Banking Division of Goldman, Sachs from 1976 to 1980. He is a director of Pfizer, Inc. He is also a director of the Wallace Foundation, serves as chairman of the Telecommunications Development Fund, and is a trustee of Big Brothers Big Sisters of New York.

EDWARD T. FOGARTY

Director since 1995                    Age: 70

Mr. Fogarty was the Chairman, President and Chief Executive Officer of Tambrands, Inc., a major global consumer products company, from September 1996 to July 1997. Prior to assuming that position, Mr. Fogarty was President and Chief Executive Officer of Tambrands from May 1994 to September 1996. Previously, he was President-USA/Canada/Puerto Rico for the Colgate–Palmolive Company from 1989 to 1994. From 1983 to 1989, he was President, Worldwide Consumer Products, at Corning Inc.

STANLEY C. GAULT

Director since 1985                    Age: 81

Mr. Gault was elected Chairman of the Board of Directors in a non-executive capacity, effective November 4, 1999 and served as Chairman until September 6, 2001. Mr. Gault was the Chairman of the Board of The Goodyear Tire & Rubber Company from June 1991 to June 1996, a manufacturer of tires, chemicals, polymers, plastic film and other rubber products. Mr. Gault was Chief Executive Officer of that Company from June 1991 to December 1995. Previously, he was Chairman of the Board and Chief Executive Officer of Rubbermaid Incorporated from May 1980 to May 1991. He is Chairman Emeritus of the Board of The College of Wooster and a director of the National Association of Manufacturers.

FRED HASSAN

Director since 1999                    Age: 61

Mr. Hassan is the Chairman and Chief Executive Officer of Schering-Plough Corporation, a research-based global pharmaceutical company. Prior to assuming this position in April 2003, Mr. Hassan had been Chairman and Chief Executive Officer of Pharmacia Corporation since February 2001. Prior to that time, he served as President and Chief Executive Officer of Pharmacia after its creation in March 2000 from the merger of Pharmacia & Upjohn, Inc. with Monsanto Company. Before that he served as President and CEO of Pharmacia & Upjohn since May 1997. Mr. Hassan previously held senior positions with Wyeth, including that of Executive Vice President and Board member. Mr. Hassan is a director of Schering-Plough Corporation. He is also a past Chairman of PhRMA (Pharmaceutical Research and Manufacturers Association).

ANDREA JUNG

Director since 1998                    Age: 48

Ms. Jung was elected Chairman of the Board of Directors and Chief Executive Officer of the Company effective September 2001, having previously served as Chief Executive Officer since November 1999. Ms. Jung has been a member of the Board of Directors since January 1998 and was President from January 1998 to January 2001 and Chief Operating Officer from July 1998 to November 1999. She was elected an Executive Vice President of the Company in March 1997 concurrently continuing as President, Global Marketing, a position she held from July 1996 to the end of 1997. Ms. Jung joined the Company in January 1994 as President, Product Marketing for Avon U.S. Previously, she was Executive Vice President for Neiman Marcus and a Senior Vice President for I. Magnin. Ms. Jung is a director of the General Electric Company. She is a member of the N.Y. Presbyterian Hospital Board of Trustees, a member and former Chairman of the Board of Directors of the Cosmetic, Toiletry and Fragrance Association (CTFA) and a director of Catalyst.

MARIA ELENA LAGOMASINO

Director since 2000                    Age: 58

Ms. Lagomasino is the Chief Executive Officer of Asset Management Advisors, LLC, an affiliate of Sun Trust Banks Inc. Prior to assuming this position in November 2005, Ms. Lagomasino was Chairman and Chief Executive Officer of JP Morgan Private Bank, a division of JP Morgan Chase & Co. from September 2001 to March 2005. Prior to assuming this position, Ms. Lagomasino was Managing Director at The Chase Manhattan Bank in charge of its Global Private Banking Group. Ms. Lagomasino had been with Chase Manhattan since 1983 in various positions in private banking. Prior to 1983 she was a Vice President at Citibank. She is a director of the Coca-Cola Company and a trustee of the Synergos Institute.

ANN S. MOORE

Director since 1993                    Age: 56

Mrs. Moore is Chairman and Chief Executive Officer of Time Inc. Prior to assuming this position in July 2002, Mrs. Moore was Executive Vice President of Time Inc. since September 2001, where she had executive responsibilities for a portfolio of magazines including Time, The Parenting Group, People, InStyle, Teen People, People en Español and Real Simple. Mrs. Moore joined Time Inc. in 1978 in Corporate Finance. Since then, she has held consumer marketing positions at Sports Illustrated, Fortune, Money and Discover, moving to general management of Sports Illustrated in 1983 and to publisher of People in 1991. She is also a director of the Wallace Foundation.

PAUL S. PRESSLER

Director since 2005                    Age: 50

Mr. Pressler was President and Chief Executive Officer of Gap, Inc. from September 2002 to January 2007. He also served on Gap, Inc.’s Board of Directors from October 2002 until January 2007. Prior to joining Gap, Inc., Mr. Pressler spent fifteen years with The Walt Disney Company where he was Chairman of the company’s Global Theme Park and Resorts Division. Mr. Pressler previously served as President of Disneyland, President of The Disney Stores and Senior Vice President of Consumer Products. Prior to Disney, he was Vice President of Marketing and Design for Kenner-Parker Toys. He serves on the Board of Big Brothers Big Sisters of America.

PAULA STERN, PhD.

Director since 1997                    Age: 61

The Honorable Paula Stern is Chairwoman of The Stern Group, Inc., an international advisory firm in areas of business and government strategy established in 1988. She was Commissioner of the U.S. International Trade Commission from 1978 to 1986. Dr. Stern is a director of Hasbro, Inc. and Avaya, Inc. She is Vice-Chair of the Atlantic Council of the United States and serves on the Board of Trustees of the Committee for Economic Development and on the Advisory Council of Columbia University School of Social Work. She is also a member of Council on Foreign Relations, Inter-American Dialogue, Bretton Woods Committee, and the High level Advisory Group for the Global Subsidies Initiative of the International Institute for Sustainable Development.

LAWRENCE A. WEINBACH

Director since 1999                    Age: 67

Mr. Weinbach is a partner in Yankee Hill Capital Management LLC, a private equity firm. On January 31, 2006, he retired as Chairman of the Board of Unisys Corporation, a worldwide information services and technology company. Mr. Weinbach joined Unisys in September 1997 as Chairman, President and Chief Executive Officer. In January 2004, his title changed to Chairman and Chief Executive Officer and he held the position of Chairman from January 2005 until his retirement. He previously was Managing Partner–Chief Executive of Andersen Worldwide, a global professional services organization from 1989 to 1997 and had held various senior executive positions with Andersen for a number of years prior thereto. Mr. Weinbach is a director of UBS, AG and Quadra Realty Trust, Inc.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Company’s Board of Directors held eight meetings in 2006. The Board has the following regular standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance and Strategic Planning Committee. The charters of each Committee, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics (which applies to the Company’s directors, officers and employees) are available on the Company’s investor website (www.avoninvestor.com) and in print to any shareholder upon request. Directors are expected to attend all meetings of the Board of Directors and the Board Committees on which they serve and to attend the Annual Meeting of Shareholders. No director attended less than 75% of the aggregate number of meetings of the Board and of each Board Committee on which he or she served. All directors attended the 2006 Annual Meeting. In addition to participation at Board and Committee meetings and the Annual Meeting of Shareholders, our directors discharge their duties throughout the year through communications with senior management regarding issues relating to the Company.

The non-management directors meet in regularly scheduled executive sessions, as needed, without the management directors or other members of management. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has appointed Stanley C. Gault to preside at all executive sessions of the Board and will review this appointment periodically. In the absence of the presiding director from any executive session, the non-management directors will choose from among themselves one director to preside at such executive session. A shareholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, the presiding director or any other individual director may do so by addressing the correspondence to that individual or group, c/o Corporate Secretary, Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105. All correspondence addressed to a director will be forwarded to that director.

The Committee memberships listed below were effective as of December 31, 2006.

Audit Committee

Current Members	Messrs. Weinbach (Chair), Cornwell and Fogarty and Ms. Lagomasino

Number of Meetings in 2006	Nine

Primary Responsibilities	The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934. The Board has determined that Lawrence A. Weinbach, the Committee’s Chair, is qualified to be an “audit committee financial expert,” under the rules of the Securities and Exchange Commission and that he is independent as defined by the listing standards of the New York Stock Exchange. The Audit Committee assists the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, controls and disclosures, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent accountants and the performance of the Company’s internal audit function and its independent accountants. The Committee has the authority to conduct any investigation appropriate to fulfilling its purpose and responsibilities. The responsibilities of the Committee are set forth in the Committee’s charter and include: reviewing major issues regarding accounting principles and financial statement presentations; reviewing with management and the independent accountants the Company’s annual audited and quarterly financial statements; discussing generally with management the types of information to be disclosed in earnings press releases; the appointment, compensation, retention and oversight of the independent accountants; approving all audit and non-audit fees and services; and reviewing with management and the independent accountants the Company’s disclosure controls and procedures and its internal controls. The Committee’s charter is available on the Company’s investor website (www.avoninvestor.com) and was most recently revised as of December 1, 2004; any future revisions will be posted to the same location on our website. In addition, a separate report of the Audit Committee is set forth below.

Compensation Committee

Current Members	Mrs. Moore (Chair), Messrs. Gault, Hassan and Pressler, and Ms. Lagomasino

Number of Meetings in 2006	Nine

Primary Responsibilities

The Compensation Committee is appointed by the Board to discharge the responsibilities of the Board relating to compensation of the Company’s executives. The responsibilities of the Compensation Committee are set forth in the Committee’s charter, which is attached as Appendix A to this Proxy Statement, and include: establishing the Company’s overall compensation and benefits philosophy; reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, and recommending to the independent members of the Board the compensation of the Chief Executive Officer; determining and approving the compensation of all senior officers; approving grants of equity compensation awards under our stock plans, including the 2005 Stock Incentive Plan; approving or recommending for shareholder approval, as appropriate, all incentive compensation plans and equity-based plans; approving the adoption or amendment of certain employee benefit plans; and approving agreements with senior officers. The Committee is also charged with the responsibility of reviewing and discussing with management the Compensation Discussion and Analysis to be included in our proxy statement and, based on that review and discussion, determining whether to recommend to our Board of Directors inclusion of the Compensation Discussion and Analysis in the proxy statement.

The Committee may delegate responsibilities to a subcommittee comprised of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. In addition, the Committee may delegate certain other responsibilities. As described on page      under “Administration of Equity Based Compensation Awards” in the Compensation Discussion and Analysis, the Committee has delegated to Ms. Jung as a director the authority to approve off-cycle stock option grants to employees who are not senior officers. The full Committee, however, determines the aggregate amount, as well as the terms and conditions, of the off-cycle grants. A description of the external compensation consulting firm engaged by the Committee and scope of authority of the Committee is set forth on page      under

“External Compensation Consulting Firm” and “Role of Compensation Committee” in the Compensation Discussion and Analysis. The Committee’s charter is also available on the Company’s investor website (www.avoninvestor.com) and was most recently revised as of March 7, 2007; any future revisions will be posted to the same location on our website.

Nominating and Corporate Governance Committee

Current Members	Messrs. Gault (Chair) and Hassan, Mrs. Moore and Dr. Stern

Number of Meetings in 2006	Five

Primary Responsibilities	The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; recommends to the Board the candidates for directorships to be filled by the Board and director nominees to be proposed for election at the annual meeting of shareholders; develops and recommends to the Board a set of corporate governance principles applicable to the Company; monitors developments in corporate governance and makes recommendations to the Board regarding changes in governance policies and practices; reviews the Company’s management succession plans and oversees the evaluation of management; and oversees the evaluation of the Board, including conducting an annual evaluation of the performance of the Board and Board committees. The responsibilities of the Committee are set forth in the Committee’s charter and include: reviewing and recommending to the Board policies regarding the size and composition of the Board, qualifications and criteria for Board and committee membership, and the compensation of non-management directors; and establishing and reviewing the principles for the selection and performance review of the Chief Executive Officer. The Committee’s charter is available on the Company’s investor website (www.avoninvestor.com) and was most recently revised as of January 26, 2006; any future revisions will be posted to the same location on our website.

Finance and Strategic Planning Committee

Current Members	Messrs. Fogarty (Chair), Cornwell and Pressler and Dr. Stern

Number of Meetings in 2006	Nine

Primary Responsibilities	The Finance and Strategic Planning Committee assists the Board in fulfilling its responsibilities to oversee the financial management of the Company, including oversight of the Company’s capital structure and financing strategies, investment strategies, banking relationships and funding of the Company’s employee benefit plans, and the strategic management of the Company, including oversight of the Company’s plans with respect to possible acquisitions, divestitures or other strategic transactions. The responsibilities of the Committee are set forth in the Committee’s charter and include: reviewing with management on a timely basis significant financial matters of the Company, including matters relating to the Company’s capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, investment of surplus funds and financial risk management; and reviewing with management the Company’s strategic planning process and procedures and its strategic plans. The Committee’s charter is available on the Company’s investor website (www.avoninvestor.com) and was most recently revised as of December 1, 2004; any future revisions will be posted to the same location on our website.

Director Independence

The Board of Directors assesses the independence of its members at least annually in accordance with the listing standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission, as well as the Company’s Corporate Governance Guidelines available on the Company’s investor website (www.avoninvestor.com). As part of its assessment of the independence of the non-management directors, the Board determines whether or not any such director has a material relationship with Avon, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Avon. In making this determination, the Board broadly considers all relevant facts and circumstances and will consider this issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. This consideration will include: (i) the nature of the relationship; (ii) the significance of the relationship to Avon, the other organization and the individual director; (iii) whether or not the relationship is solely a business relationship in the ordinary course of Avon’s and the other organization’s businesses and does not afford the director any special benefits; and (iv) any commercial, industrial, banking, consulting, legal, accounting, charitable, familial and other relationships; provided, that ownership of a significant amount of Avon stock is not, by itself, a bar to independence. In assessing the independence of directors and the materiality of any relationship with Avon and the other organization, the Board has determined that a relationship in the ordinary course of business involving the sale, purchase or leasing of property or services will not be deemed material if the amounts involved, on an annual basis, do not exceed the greater of (i) $1,000,000 or (ii) one percent (1%) of Avon’s revenues or one percent (1%) of the revenues of the other organization involved.

The Company, as is common for major global consumer products companies, regularly advertises through various media, including television and magazines. Some of these advertisements may appear from time to time on television stations owned by or associated with Granite Broadcasting Corp., of which Mr. Cornwell is Chairman and Chief Executive Officer, or in magazines owned by Time Inc., of which Mrs. Moore is Chairman and Chief Executive Officer. In 2006, the aggregate cost of advertisements appearing on such television stations or in such magazines was not material to Avon nor was the associated revenue material to either Granite Broadcasting Corp. or Time Inc.

[Based on the materiality standard described above, none of the relationships between the Company and Mrs. Moore or Mr. Cornwell, respectively, or any of the other non-management directors was material during 2006. The Board of Directors has concluded that each non-management director is independent of the Company.]

Director Nomination Process & Shareholder Nominations

As noted above, the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

Our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee require that our directors possess the highest standards of personal and professional ethics, character and integrity and meet the standards set forth in our Corporate Governance Guidelines. In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, consistent with criteria approved by the Board, which may include professional experience, knowledge, independence, diversity of backgrounds and the extent to which the candidate would fill a present or evolving need on the Board.

If there is a need for a new director because of an open position on the Board or because the Board has determined to increase the total number of directors, the Committee may retain a third-party search firm to locate candidates that meet the needs of the Board at that time. When a search firm is used, the firm typically provides information on a number of candidates, for review and discussion by the Committee. If appropriate, the Committee chair and some or all of the members of the Committee may interview potential candidates. If in these circumstances, the Committee determines that a potential candidate meets the needs of the Board, has the relevant qualifications, and meets the standards set forth in the Company’s Corporate Governance Guidelines, the Committee will vote to recommend to the Board the election of the candidate as a director.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders if properly submitted to the Committee. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board of Directors can do so by writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Avon Products, Inc., 1345 Avenue of the Americas, New York, New York 10105. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations, as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

In addition, shareholders of record may nominate candidates for election to the Board by following the procedures set forth in our By-Laws. Information regarding these procedures for nominations by shareholders will be provided upon request to the Corporate Secretary of the Company.

Board Policy Regarding Voting for Directors

The Company has a corporate governance guideline whereby any nominee for director who receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election of directors will promptly tender his or her resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation. The Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members including, without limitation, the stated reasons why shareholders “withheld” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Company, and the Company’s Corporate Governance Guidelines. The Board will act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting where the election occurred, and the Company will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered. The above is set forth in the Company’s Corporate Governance Guidelines, which are available on the Company’s investor website (www.avoninvestor.com).

As described under “Proposal 3—Approval of Amendments to the Company’s Restated Certificate of Incorporation and By-Laws to Implement the Adoption of a Majority Vote Standard and to Eliminate Cumulative

Voting in the Election of Directors,” the Board of Directors is recommending that the shareholders approve amendments to the Company’s Restated Certificate of Incorporation and By-Laws in order to eliminate plurality voting in uncontested elections of directors and to require that a nominee for director in an uncontested election receive a majority of the votes cast with respect to such director’s election in order to be elected to the Board. Furthermore, the Board is recommending the elimination of cumulative voting, which the Board believes is incompatible with the adoption of a majority voting standard. If these amendments are approved by the shareholders, the Company will also amend its Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter to reflect the majority vote standard and the elimination of cumulative voting as described under Proposal 3.

Director Compensation

Information regarding director compensation is set forth on page          under “Director Compensation.”

Certain Legal Proceedings

In August 2005, a shareholder derivative complaint was filed in the United States District Court for the Southern District of New York, purportedly brought on behalf of Avon entitled Robert L. Garber, derivatively on behalf of Avon Products, Inc. v. Andrea Jung et al. as defendants, and Avon Products, Inc. as nominal defendant. An amended complaint was filed in this action in December 2005 in the United States District Court for the Southern District of New York (Master File Number 05-CV-06803) under the caption In re Avon Products, Inc. Securities Litigation naming certain of our officers and directors. The amended complaint alleges that defendants’ violations of state law, including breaches of fiduciary duties, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment, between February 2004 and the present, have caused losses to Avon. In February 2006, we filed a motion to dismiss the amended complaint, asserting, among other things, that it failed to state a claim upon which relief may be granted, and the plaintiffs have opposed that motion.

Compensation Committee Interlocks and Insider Participation

No member of our Board’s Compensation Committee, each of whom is listed under “Compensation Committee Report” below, has served as one of our officers or employees at any time. None of our executive officers served during 2006 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

EXECUTIVE OFFICERS

The executive officers of the Company as of the date hereof are listed below. Executive officers are generally designated by the Board of Directors at its first meeting following the Annual Meeting of Shareholders. Each executive officer holds office until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders at which Directors are elected, or until his or her successor is elected, except in the event of death, resignation or removal or the earlier termination of his or her term of office. The Board of Directors designated the Company’s executive officers in May 2006.

Name	Title	Age	Year Designated Executive Officer
Andrea Jung	Chairman and Chief Executive Officer	48	1997

Brian C. Connolly	Executive Vice President, Global Sales	51	2002

Charles W. Cramb	Executive Vice President, Finance and Technology and Chief Financial Officer	60	2005

Elizabeth Smith	Executive Vice President, President North America and Global Marketing	43	2005

Lucien Alziari	Senior Vice President, Human Resources	47	2004

Bennett R. Gallina	Senior Vice President, China, Western Europe, the Middle East and Africa	52	2006

Charles M. Herington	Senior Vice President, Latin America	47	2006

John Philip Higson	Senior Vice President, Central and Eastern Europe	48	2006

Gilbert L. Klemann, II	Senior Vice President and General Counsel	56	2001

John F. Owen	Senior Vice President, Global Supply Chain	49	2006

James C. Wei	Senior Vice President, Asia Pacific	49	2006

Richard S. Foggio	Group Vice President and Corporate Controller	47	2006

Andrea Jung was elected as Avon’s Chairman of the Board of Directors and Chief Executive Officer effective September 2001, having previously served as Chief Executive Officer since November 1999. Ms. Jung has been a member of the Board of Directors since January 1998 and was President from January 1998 to January 2001 and Chief Operating Officer from July 1998 to November 1999. She was elected an Executive Vice President of Avon in March 1997 concurrently continuing as President, Global Marketing, a position she held from July 1996 to the end of 1997. Ms. Jung joined Avon in January 1994 as President, Product Marketing for Avon U.S. Previously, she was Executive Vice President for Neiman Marcus and a Senior Vice President for I. Magnin. Ms. Jung is a director of the General Electric Company. She is a member of the N.Y. Presbyterian Hospital Board of Trustees, a member and former Chairman of the Board of Directors of the Cosmetic, Toiletry and Fragrance Association (CTFA) and a director of Catalyst.

Brian C. Connolly has been Avon’s Executive Vice President, Global Sales since September 2005. Prior to that, Mr. Connolly was Executive Vice President and President, North America from 2003 to 2005, Senior Vice President and President, North America from 2001 to 2003, President of Avon U.S. from 2000 to 2001 and Senior Vice President of Sales and Operations for Avon U.S. from 1999 to 2000. Previously, Mr. Connolly was Group Vice President of Sales and Customer Service for Avon U.S. from 1998 to 1999 and Group Vice

President-Sales for Avon U.S. from 1997 to 1998 and, before that, held various positions in sales and finance since joining Avon in 1978.

Charles W. Cramb joined Avon as Executive Vice President, Finance and Technology, and Chief Financial Officer, in November 2005. Prior to that, Mr. Cramb was Senior Vice President, Finance and Chief Financial Officer of The Gillette Company from 1997 to 2005. Previously, he was with The Gillette Company as Vice President and Corporate Controller from 1995 to 1997 and, prior to that, he held various positions within finance of ascending responsibility during his 35 years at the company. Mr. Cramb is a director of Idenix Pharmaceuticals, Inc. and Tenneco Inc.

Elizabeth Smith has been Avon’s Executive Vice President, President North America and Global Marketing since September 2005 and, prior to that, she served as Avon’s Executive Vice President and Brand President since joining Avon in January 2005. Prior to joining Avon, she was with Kraft Foods, Inc. as Group Vice President and President U.S. Beverages and Grocery Sectors from January 2004 to November 2004. Before that she was Group Vice President, Kraft Foods, Inc. and President, U.S. Beverage, Desserts and Cereal from October 2002 to January 2004, and Executive Vice President and General Manager of the Beverage Division from September 2000 to October 2002. Prior to that, she was with Kraft Foods, Inc. as Vice President, Beverage and Desserts Division, from February 2000 to September 2000, and Director of Strategy and New Business Development, Beverage and Desserts Division, from February 1999 to February 2000. Ms. Smith is a director of Carter’s Inc.

Lucien Alziari joined Avon as Senior Vice President, Human Resources in September 2004. Prior to joining Avon, he was Chief Human Resources Officer for PepsiCo’s Corporate Division from 2003 to 2004. Prior to that, Mr. Alziari was Vice President, Staffing and Executive Development from 2000 to 2003, Vice President, Corporate Human Resources from 1998 to 2000, and Vice President, Human Resources for the Middle East, Pakistan and Africa from 1994 to 1997.

Bennett R. Gallina has been Avon’s Senior Vice President, China, Western Europe, the Middle East and Africa since November 2005 and, prior to that, was Senior Vice President and President, Asia Pacific from 2004 to 2005, Senior Vice President, Global Operations from 2000 to 2004, President of Avon Canada from 1998 to 2000 and held various positions in finance since joining Avon in 1977.

Charles M. Herington joined Avon as Senior Vice President, Latin America in March 2006. Prior to joining Avon, Mr. Herington was President and Chief Executive Officer of America Online Latin America from 1999 to February 2006. On June 23, 2005, America Online Latin America filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Prior to joining America Online Latin America, Mr. Herington served as President of Revlon Latin America. From 1990 to 1997, Mr. Herington held executive positions with PepsiCo Restaurants International, serving most recently from 1995 to 1997 as Division President of Kentucky Fried Chicken, Pizza Hut and Taco Bell of South America, Central America and the Caribbean. He also held several positions in management and marketing with Procter & Gamble in Canada, Puerto Rico and Mexico during the 10 years prior to his association with PepsiCo. Mr. Herington is a director of ADVO, Inc., NII Holdings, Inc. (formerly Nextel International) and Molson-Coors.

John Philip Higson has been Avon’s Senior Vice President, Central and Eastern Europe since December 2005 and, prior to that, was Area Vice President, Central and Eastern Europe from 2002 to 2005 and, additionally during that period, was General Manager, Avon Poland from 2003 to 2005 and head of Global Sales Development from 1999 to 2002. Before that, he held various positions since joining Avon in 1985.

Gilbert L. Klemann, II has been Avon’s Senior Vice President and General Counsel of Avon since January 2001, and was also Secretary from June 2001 until January 2005. Prior to joining Avon, he was an Executive Vice President of Fortune Brands, Inc. (formerly American Brands, Inc.) from 1998 to 1999 with responsibilities that included corporate development, legal and administrative functions. He was the Senior Vice President and

General Counsel of American Brands, Inc. during the period 1991 to 1997 and previously was a partner in the New York law firm of Chadbourne & Parke LLP. Mr. Klemann is a director of Alliance One International, Inc. and North American Galvanizing & Coatings, Inc.

John F. Owen has been Avon’s Senior Vice President, Global Supply Chain since December 2005 and, prior to that, was Senior Vice President and President, Europe, Middle East & Africa from 2004 to 2005, Senior Vice President, Business Transformation from 2002 to 2004, Group Vice President, Global Finance from 2000 to 2002, Vice President, Finance North America from 1997 to 2000 and held various positions in finance since joining Avon in 1980.

James C. Wei has been Avon’s Senior Vice President, Asia Pacific since November 2005 and, prior to that, was Vice President, New Markets and Strategic Planning, Asia Pacific from 2004 to 2005 and Regional Vice President, Strategic Planning, Asia Pacific from 2003 to 2004. Before joining Avon in 2003, Mr. Wei was the Vice President and General Manager of Procter & Gamble Health and Beauty Care, GBU, Greater China from 1999 to 2003 and, before that, held various positions in general management and marketing with Procter & Gamble in his 19 years there.

Richard S. Foggio has been Avon’s Group Vice President and Corporate Controller since January 2006 and, prior to that, was Group Vice President, Global Finance from 2002 to 2004 and Vice President, Global Finance from 2000 to 2002. Prior to 2000, Mr. Foggio held various positions in finance at Avon including Assistant Treasurer—International, and Finance Director for the Americas Region since joining Avon in 1987. Prior to joining Avon, Mr. Foggio held various strategy and financial positions at CBS, Inc. and American Can Co.

OWNERSHIP OF SHARES

The following table sets forth certain information as of March 15, 2007 regarding the beneficial ownership of Avon’s common stock by each director and director nominee of Avon, each named executive officer (as defined in the introduction to the Summary Compensation Table), and all directors and executive officers of Avon as a group. The table also shows information for holders of more than five percent of the outstanding shares of Common Stock, as set forth in recent filings with the Securities and Exchange Commission. All shares shown in the table reflect sole voting and investment power except as otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research and Management Company (1)	58,570,700	13.2%
FMR Corp. (2)	49,798,712	11.202%
Dodge & Cox (3)	23,613,295	5.3%
Brian Connolly (7) (8) (10)	X	*
W. Don Cornwell (4) (5) (6)	X	*
Charles W. Cramb (7) (8) (10)	X	*
Edward T. Fogarty (4) (5)	X	*
Stanley C. Gault (4) (5)	X	*
Fred Hassan (4) (5) (9)	X	*
Andrea Jung (7) (8) (10)	X	*
Susan J. Kropf (7) (8) (10)	X	*
Maria Elena Lagomasino (4) (5)	X	*
Ann S. Moore (4) (5) (6) (9)	X	*
Paul S. Pressler (4) (5)	X	*
Elizabeth Smith (7) (8) (10)	X	*
Paula Stern (4) (5)	X	*
Lawrence A. Weinbach (4) (5)	X	*
All 22 directors and executive officers as a group (8) (11)	X	*

*	Indicates less than 1% of the outstanding shares, inclusive of shares that may be acquired within 60 days of March 15, 2007 through the exercise of stock options.

(1)	In its Schedule 13G/A filed on February 12, 2007 with the Securities and Exchange Commission, Capital Research and Management Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported the beneficial ownership of 58,570,700 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research and Management Company reported that it had sole voting power with respect to 20,830,700 shares, shared voting power with respect to no shares, sole dispositive power with respect to 58,570,700 shares and shared dispositive power with respect to no shares. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(2)	In its Schedule 13G/A filed on February 14, 2007 with the Securities and Exchange Commission, FMR Corp. reported the beneficial ownership of 49,798,712 shares on behalf of certain of its subsidiaries and Fidelity International Limited. Most shares are held by its subsidiary, Fidelity Management & Research Company, as a result of acting as investment adviser to various companies registered under Section 8 of the Investment Company Act of 1940. FMR Corp. reported that it had sole voting power with respect to 2,823,175 shares, shared voting power with respect to no shares, sole dispositive power with respect to 49,798,712 shares and shared dispositive power with respect to no shares. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)

In its Schedule 13G filed on February 13, 2006 with the Securities and Exchange Commission, Dodge & Cox, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, reported the beneficial ownership of 23,613,295 shares, which are owned by clients of Dodge & Cox, which clients may include investment companies registered under the Investment Company Act of 1940 and/or employee benefit plans, pension funds, endowment funds or other institutional clients. Dodge & Cox reported that it had sole voting power with respect to 22,261,795 shares, shared voting power with respect to 205,600 shares, sole dispositive power with respect to 23,613,295 shares and shared dispositive power with respect to no shares. The address of Dodge & Cox is 555 California Street, 40th Floor, San Francisco, California 94104.

(4)	Includes, for each indicated non-management director, restricted shares that have been granted as part of his or her annual retainer compensation, as follows: Mr. Cornwell, 7,044 shares; Mr. Fogarty, 13,480 shares; Mr. Gault, 13,480 shares; Mr. Hassan, 10,560 shares; Ms. Lagomasino, 8,300 shares; Mrs. Moore, 13,480 shares; Mr. Pressler, 4,116 shares; Dr. Stern, 13,480 shares; and Mr. Weinbach, 10,560 shares. Also includes additional restricted shares granted to certain non-management directors upon the discontinuance in 1997 of the Directors’ Retirement Plan, as follows: Mr. Fogarty, 4,408 shares; Mr. Gault, 22,544 shares; and Mrs. Moore, 9,624 shares. For all such restricted shares, the director has sole voting but no investment power.

(5)	Includes, for each indicated non-management director, shares which he or she has the right to acquire within 60 days of March 15, 2007 through the exercise of stock options, as follows: Mr. Cornwell, shares; Mr. Fogarty, shares; Mr. Gault, shares; Mr. Hassan, shares; Ms. Lagomasino, shares; Mrs. Moore, shares; Mr. Pressler, shares; Dr. Stern, shares; and Mr. Weinbach, shares.

(6)	Includes, with respect to Mr. Cornwell, shares held in the name of a family member as to which he disclaims beneficial ownership. Includes, as to Mrs. Moore, shares held in the names of family members as to which she disclaims beneficial ownership.

(7)	Includes, for each named executive officer, shares which he or she has the right to acquire within 60 days of March 15, 2007 through the exercise of stock options, as follows: Mr. Connolly, shares; Mr. Cramb, shares; Ms. Jung, shares; Mrs. Kropf, shares; and Ms. Smith, shares. Includes, for Ms. Jung, shares pledged as security.

(8)	The table above excludes, for each named executive officer, and the directors and executive officers as a group, restricted stock units because restricted stock units do not afford the holder of such units voting or investment power. As of March 15, 2007, Mr. Connolly held restricted stock units, Mr. Cramb held restricted stock units, Ms. Jung held restricted stock units of which are performance-based restricted stock units, Mrs. Kropf held 39,536 restricted stock units which vested upon her retirement on December 31, 2006 but will not be settled until March 2009 (as described in “Option Exercises and Stock Vested” table on page ), Ms. Smith held restricted stock units, and the directors and executive officers as a group (including Mrs. Kropf who was a named executive officer during 2006 but retired from the Company effective December 31, 2006) held restricted stock units. In addition, the table above excludes, for each named executive officer, and the directors and officers as a group, deferred stock units because deferred stock units do not afford the holder of such units voting or investment power. As of March 15, 2007, Mr. Connolly held deferred stock units, Mr. Cramb held deferred stock units, Ms. Jung held deferred stock units, Mrs. Kropf held deferred stock units, Ms. Smith held deferred stock units, and the directors and executive officers as a group (including Mrs. Kropf who was a named executive officer during 2006 but retired from the Company effective December 31, 2006) held deferred stock units.

(9)	Mr. Hassan shares voting and investment power with his spouse as to of his shares. Mrs. Moore shares voting and investment power with her spouse as to of her shares.

(10)	Includes, for each named executive officer, shares held in the Avon Personal Savings Account Plan (“401(k) Plan”), as follows: Mr. Connolly, shares; Mr. Cramb, shares; Ms. Jung, shares; Mrs. Kropf, shares; and Ms. Smith, shares. The trustee of the 401(k) Plan will vote the shares in accordance with the instructions provided to the trustee.

(11)	The table above provides beneficial ownership information as a group for all of the Company’s directors and executive officers as of March 15, 2007 as well as Mrs. Kropf, who was a named executive officer during 2006 but retired from the Company effective December 31, 2006. Includes shares as to which such directors and executive officers as a group disclaim beneficial ownership. Includes shares as to which beneficial ownership was shared with others and shares which such directors and executive officers as a group have a right to acquire within 60 days of March 15, 2007 through the exercise of stock options. Includes shares held by executive officers in the 401(k) Plan as to which the trustee of the 401(k) Plan will vote in accordance with the instructions provided to the trustee.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

[There have been no related person transactions required to be reported since the beginning of 2006.]

Policies and Procedures for Related Person Transactions

The Company has policies and procedures for the review, approval and ratification of “related person” transactions as defined under the rules and regulations of the Securities Exchange Act of 1934.

The Company’s Code of Business Conduct and Ethics (the “Code”), which is available on the Company’s investor website (www.avoninvestor.com), prohibits all conflicts of interest. Under the Code, conflicts of interest occur when private or family interests interfere in any way, or even appear to interfere, with the interests of the Company. The Company’s prohibition on conflicts of interest under the Code includes any related person transaction.

The Company’s compliance committee, which was established by the Board of Directors and includes members of the Company’s senior management, initially reviews all actual or apparent conflicts of interest, or potential conflicts of interest, under the Code. However, under the written charter of the committee, any conflicts of interest that are related person transactions must be forwarded, with a recommendation of how to proceed, to the Board of Directors for review, approval or ratification of the transaction. The Board of Directors shall consider any related person transactions, including the recommendation from the compliance committee, in a manner that best serves the interests of the Company and its shareholders. Any approval or ratification of a related person transaction that requires a waiver of the Code by the Board of Directors shall be disclosed as required.

The Company has multiple processes for reporting conflicts of interests, including related person transactions, to the compliance committee. Under the Code, all employees are required to report any actual or apparent conflict of interest, or potential conflict of interest, to the compliance committee. The Company also annually distributes a questionnaire to its executive officers and members of the Board of Directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests, which information is then reviewed for any conflicts of interest under the Code. In addition, the Company’s global internal audit function has processes in place, under its written procedure policies, to identify potential conflicts of interest and report them to the compliance committee. One process is its periodic survey of employees, including executive officers, which asks specific questions regarding potential conflicts of interest under the Code, and requires certification of compliance with the Code. The global internal audit function also periodically surveys the Company’s global finance function, including accounts payable, for any amounts paid to any member of the Board of Directors, executive officer or 5% shareholder of the Company, and certain of such persons’ affiliates. Accounts payable then produces a report of any amounts paid to any such persons, which is then reviewed for any potential conflicts of interest under the Code.

The Company also has other policies and procedures to prevent conflicts of interest, including related person transactions. For example, the Company’s Corporate Governance Guidelines, which are available on the Company’s investor website (www.avoninvestor.com), require that the Board of Directors assess the independence of its non-management directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with the Company, either directly or indirectly, as defined therein and as further described under “Director Independence” on page 11. In addition, the Company maintains a number of controls and procedures, including a written global policy, for the proper review and approval of contracts and other financial commitments.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 regarding the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights			Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)			(c)
Equity compensation plans approved by security holders (1)	X	(2)	$	X	(2)	X	(3)
Equity compensation plans not approved by security holders	0			N/A		0
Total	X		$	X		X

(1)	These plans are the Company’s 1993 Stock Incentive Plan, the 2000 Stock Incentive Plan and the 2005 Stock Incentive Plan.

(2)	Excludes stock appreciation rights (“SARs”) of which were outstanding as of December 31, 2006.

(3)	As of December 31, 2006, shares remained available for issuance under the 2005 Stock Incentive Plan, which permits grants of stock options, shares of restricted stock, restricted stock units, performance and other stock units, and SARs. Of the shares, shares remained available for awards of stock and stock units as of December 31, 2006. Although and shares remain available for issuance under the 2000 Stock Incentive Plan and 1993 Stock Incentive Plan, respectively, no additional stock options or other stock awards will be granted under those plans.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and greater than 10% shareholders to file certain reports (“Section 16 Reports”) with respect to beneficial ownership of the Company’s equity securities. Based solely on a review of copies of reports furnished to the Company, or written representations that no reports were required, the Company believes that during 2006 all Section 16 Reports that were required to be filed were filed on a timely basis.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2006. Based upon such review and discussions, the members of the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis for the year ended December 31, 2006 be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

Members of the Compensation Committee

Ann S. Moore, Chair Stanley C. Gault Fred Hassan Maria Elena Lagomasino Paul S. Pressler

, 2007

[Remainder of Executive Compensation to be provided in the Definitive Proxy Statement]

DIRECTOR COMPENSATION

[To be provided in the Definitive Proxy Statement]

AUDIT COMMITTEE REPORT

The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934. The Audit Committee is composed of four directors whom the Board of Directors has determined meet the independence and financial literacy and expertise standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines. The Board has also determined that Lawrence A. Weinbach, the Committee’s Chair, is qualified to be an “Audit Committee Financial Expert,” under the rules of the Securities and Exchange Commission.

The basic function of the Audit Committee is oversight of the integrity of the Company’s financial statements, controls and disclosures, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent accountants and the performance of the Company’s internal audit function and its independent accountants. A copy of the charter of the Audit Committee, which describes this and other responsibilities of the Committee is available on the Company’s investor website (www.avoninvestor.com). The Company’s management has responsibility for the financial statements and the reporting process, including maintaining effective disclosure controls and procedures. The Company’s management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the financial statements prepared by management and providing their opinions, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and as to management’s assessment of the effectiveness of the Company’s internal control over financial reporting. PwC’s responsibility is also to design and perform their audit to provide reasonable assurance that the Company’s financial statements are free of material misstatements and whether effective internal control over financial reporting was maintained in all material respects. It is not the duty of the Audit Committee, or of any of its members, to conduct separate auditing or accounting reviews or provide independent assurance of the Company’s compliance with applicable laws and regulations.

In this context, the Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2006, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s evaluation of the Company’s internal control over financial reporting. The Committee has also discussed with management and PwC the matters required to be discussed by the rules of the New York Stock Exchange, the Securities and Exchange Commission and the charter of the Audit Committee. The Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has considered whether the provision of non-audit services by PwC to the Company is compatible with maintaining PwC’s independence and has discussed with PwC its independence, including any relationships that may impact their objectivity and independence.

Based upon the review and discussions described in this report, the members of the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2006 be included in the Company’s Annual Report on Form 10-K for 2006 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Lawrence A. Weinbach, Chair

W. Don Cornwell

Edward T. Fogarty

Maria Elena Lagomasino

                    , 2007

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Unless otherwise directed by the shareholders, proxies will be voted for ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the year 2007. PwC began auditing the accounts of the Company in 1989. If the appointment of PwC is not ratified by the shareholders, the Audit Committee will reconsider its appointment. A member of the firm will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

The Audit Committee has established a policy for the pre-approval of all audit and non-audit services by PwC, and the corresponding fees, which (i) strictly disallows any service that would be a prohibited service; (ii) allows audit, audit-related and tax services only if the particular type of service is on the list of types of services that have been pre-approved by the Audit Committee, specific procedures are followed to ensure appropriate management assessment of such service, the proposed fee is within the overall limit set by the Audit Committee for that category of service, and the Audit Committee is informed on a timely basis of each such service; and (iii) allows other services not within any of the foregoing categories only if each such service and the corresponding fee is approved in advance by the Audit Committee or by one or more members of the Audit Committee.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for the Company by PwC, as of and for the fiscal years ended December 31, 2006 and December 31, 2005, respectively, are set forth below.

	2006		2005
	(in millions)
Audit Fees	$	X	$7.82
Audit-Related Fees	$	X	$0.12
Tax Fees	$	X	$0.54
All Other Fees	$	X	$0.02
Total	$	X	$8.50

Audit Fees

These amounts represent the aggregate fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2006 and December 31, 2005, the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, services related to statutory and regulatory filings and engagements for such fiscal years, and audit services related to organizational restructuring.

Audit-Related Fees

These amounts represent the aggregate fees for assurance and related services performed by PwC in each of the last two fiscal years that are reasonably related to the performance of the audit or review of the Company’s financial statements, including audits of domestic and international pension and benefit plans and of charitable foundations, and consultations concerning financial accounting and reporting standards.

Tax Fees

These amounts represent the aggregate fees for tax services rendered by PwC in each of the last two fiscal years, including expatriate tax services, advice regarding tax implications of certain transactions or projects, domestic and international tax planning, and tax compliance.

All Other Fees

These amounts represent the aggregate fees for other services rendered by PwC in each of the last two fiscal years not included in any of the foregoing categories, including certifications and other reviews of information required by local regulations outside of the United States or by contracts to which Avon is a party, official transmissions of financial information to government authorities outside of the United States, and subscriptions to online accounting reference material.

The Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year 2007.

PROPOSAL 3—APPROVAL OF AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS TO IMPLEMENT THE ADOPTION OF A MAJORITY VOTE STANDARD AND TO ELIMINATE CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS

After careful consideration and a review of those policies widely considered to enhance corporate governance, the Board of Directors (the “Board”) has decided that it would be in the best interest of the Company and its shareholders to amend the Restated Certificate of Incorporation and By-Laws in order to eliminate plurality voting in uncontested elections of directors and to require that a nominee for director in an uncontested election receive a majority of the votes cast with respect to such director’s election in order to be elected to the Board (a “majority vote standard”). Such a move has recently garnered increased support among shareholders, corporate governance experts and many companies. (See Appendices B and C.)

In order to adopt a majority vote standard, the Company must amend its Restated Certificate of Incorporation to include a specific majority vote provision. An amendment is necessary to implement a majority vote standard because the Restated Certificate of Incorporation, by its silence, currently embraces a plurality vote standard, the default standard under Section 614 of the Business Corporation Law of the State of New York; a deviation from this default is permitted only if specifically annunciated in a corporation’s certificate of incorporation.

Furthermore, the Company’s Restated Certificate of Incorporation currently provides for cumulative voting in the election of directors. Under cumulative voting, each shareholder is entitled to as many votes as is equal to the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single candidate or may distribute them among as many candidates as such shareholder chooses. The Board believes that cumulative voting is incompatible with the adoption of a majority vote standard. While a majority vote standard clearly acts to empower the majority, cumulative voting permits minorities to exercise undue influence in director elections. Given this incongruity, the Board believes that the elimination of cumulative voting is appropriate and consistent with the implementation of a majority vote standard.

While the amendment of the Company’s Restated Certificate of Incorporation is sufficient to effectuate the adoption of a majority vote standard and the elimination of cumulative voting, the Board’s proposal also provides for the adoption of various amendments to the Company’s By-Laws. These amendments will serve to clarify the By-Laws by eliminating the unnecessary references to cumulative voting or a plurality vote standard, both of which would have been superseded by the proposed amendment to the Restated Certificate of Incorporation. While some of these amendments to the By-Laws will be implemented by the Board upon passage of this proposal, other amendments may only be adopted if this proposal is approved by vote of the holders of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class.

Background of Proposal

As described above, the Board believes that a change to a majority vote standard in uncontested elections is appropriate at this time and will further enhance the Company’s governance. Under the Company’s current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are “withheld” from that director nominee. For example, if 99% of the shares “withhold” authority to vote for a candidate, a 1% “for” vote results in the candidate’s election or re-election to the Board. The proposed majority vote standard would require that a nominee for director in an uncontested election receive a majority of the votes cast with respect to such director’s election in order to be elected to the Board. While a plurality vote standard guarantees the election of a director in an uncontested election, a majority vote standard would mean that uncontested nominees are only elected if a majority of shareholders vote in their favor. The Board believes that the proposed majority vote standard for uncontested elections empowers shareholders, strengthens the director nomination process and enhances director accountability.

The Board believes that it is inappropriate to establish a majority vote standard while cumulative voting still exists. The Board believes that cumulative voting is philosophically incompatible with a majority vote standard because cumulative voting seeks to empower minorities (i.e., it enables individual shareholders or groups of shareholders with less than a majority of the shares to cumulate their votes to elect directors), while majority voting seeks to empower majorities. Given the Company’s 10 person board, under cumulative voting, holders of as little as 10.1% of the shares of the Company’s stock could elect an individual director. This aspect of cumulative voting raises an additional problem in that the special interests of the constituencies that are able to elect certain Board members can create partisanship and divisiveness among Board members and impair the Board’s ability to operate effectively as a governing body. Such a result is detrimental to the remaining majority of the Company’s shareholders.

The Board believes that each director should represent the interest of all shareholders, rather than the interest of a minority shareholder or special constituency. The adoption of a majority vote standard and the elimination of cumulative voting for directors is consistent with the Company’s desire to more closely align shareholder interests and Board accountability. Accordingly, the Board, after review and deliberation, determined that, in order to establish a majority vote standard, eliminating cumulative voting of directors is in the best interests of the Company and its shareholders.

Under Section 614 of the Business Corporation Law of the State of New York, the adoption of a majority voting standard in the election of directors requires an amendment to the Restated Certificate of Incorporation. Article VI of the Restated Certificate of Incorporation establishes cumulative voting for director elections. Accordingly, the Board recommends deleting the current text of Article VI in its entirety and replacing it with a majority vote provision.

Upon amending the Restated Certificate of Incorporation to adopt a majority vote standard and to eliminate cumulative voting, several provisions in the Company’s By-Laws relating to a plurality vote standard and cumulative voting will become ineffective. Section 601(b) of the Business Corporation Law of the State of New York limits the scope of a corporation’s by-laws to those provisions not inconsistent with the corporation’s certificate of incorporation. The plurality vote provisions in the By-Laws will become void because Section 614 of the Business Corporation Law of the State of New York empowers the majority voting provision in the Restated Certificate of Incorporation to supersede the default position of plurality voting. Furthermore, those provisions in the By-Laws referring to cumulative voting will become obsolete because the Restated Certificate of Incorporation will no longer provide for cumulative voting; Section 618 of the Business Corporation Law of the State of New York requires that cumulative voting specifically be provided for in a corporation’s certificate of incorporation or the right to cumulative voting does not exist. Accordingly, upon the approval of this proposal by a majority of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, the elimination of cumulative voting and establishment of a majority vote standard will become effective without any further action by the Company.

However, in order to clarify the By-Laws of the Company, remove certain By-Law provisions superseded by this proposal and make the majority vote standard fully operable, the Board of Directors plans to exercise its powers under the By-Laws to make the following amendments to the By-Laws:

•	The removal of the reference to cumulative voting in Section 5 of Article II.

•

The addition of new Sections 13 and 14 to Article III, requiring that: (1) an incumbent director who fails to receive the affirmative vote of a majority of the votes present and voting in an uncontested election at a meeting of shareholders submit his or her resignation, with such resignation to be considered by the members of the Nominating and Corporate Governance Committee and the Board, other than such incumbent director; and (2) nominees for director complete and deliver to the Secretary a questionnaire detailing certain background information.

•	The amendment of Section 2 of Article XI to eliminate the prohibition on the Board’s ability to amend or repeal by-laws with respect to cumulative voting.

Moreover, if this proposal also receives the support of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, the following amendments to the By-Laws of the Company will be adopted, which amendments the Board has recommended in order to delete certain By-Law provisions superseded or no longer relevant in light of the adoption of the amendment to the Restated Certificate of Incorporation:

•	The removal of all references to a plurality vote standard and cumulative voting in Section 1 of Article III.

•	The deletion of Section 3 of Article XI, which would eliminate all supermajority voting requirements on the power to amend certain sections of Articles III and XI of the By-Laws.

Board Recommendation

After review, the Nominating and Corporate Governance Committee recommended the adoption of the various amendments to the Company’s Restated Certificate of Incorporation and By-Laws described above. The Board of Directors agreed with this recommendation and determined that the various amendments are advisable and in the best interests of the Company and its shareholders. Accordingly, the Board has proposed these amendments to the Company’s Restated Certificate of Incorporation and By-Laws and recommends that Company shareholders approve such amendments by voting in favor of this proposal.

Vote Required

Under Section 803 of the Business Corporation Law of the State of New York, the proposal to amend Article VI of the Company’s Restated Certificate of Incorporation must be approved by a majority of the common stock outstanding as of March 15, 2007, the record date for voting. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will have the same effect as a negative vote on the outcome of this proposal.

Under Section 3 to Article XI of the Company’s By-Laws the proposal to amend the various By-Laws described in the second set of bulleted points above must be approved by vote of the holders of at least 80% of the voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present but will have the same effect as a negative vote on the outcome of this proposal.

The Board of Directors recommends a vote FOR approval of the amendments to the Company’s Restated Certificate of Incorporation and By-Laws to adopt a majority vote standard and eliminate cumulative voting.

PROPOSAL 4—RESOLUTION REQUESTING BENCHMARKING INCENTIVE COMPENSATION GOALS AGAINST PEER GROUP PERFORMANCE

The Company is informed that the United Brotherhood of Carpenters Pension Fund, whose address and share ownership will be furnished promptly upon receipt of any oral or written request, intends to introduce at the Annual Meeting the following resolution:

“RESOLVED: That the shareholders of Avon Products, Inc. (“Company”) request that the Board of Director’s Executive Compensation Committee establish a pay-for-superior-performance standard in the Company’s executive compensation plan for senior executives (“Plan”), by incorporating the following principles into the Plan:

1.	The annual incentive or bonus component of the Plan should utilize defined financial performance criteria benchmarked against a disclosed peer group of companies, and provide that an annual bonus should be awarded only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial criteria;

2.	The long-term compensation component of the Plan should utilize defined financial and/or stock price performance criteria benchmarked against a disclosed peer group of companies. Options, restricted shares, or other equity or non-equity compensation used in the Plan should be structured so that compensation is received only when the Company’s performance exceeds its peers’ median or mean performance on the selected financial and stock price performance criteria; and

3.	Plan disclosure should be sufficient to allow shareholders to determine and monitor the pay and performance correlation established in the Plan.”

The proponent has furnished the following statement in support of the resolution:

“We feel it is imperative that compensation plans for senior executives be designed and implemented to promote long-term corporate value. A critical design feature of a well-conceived executive compensation plan is a close correlation between the level of pay and the level of corporate performance relative to industry peers. We believe the failure to tie executive compensation to superior corporate performance; that is, performance exceeding peer group performance, has fueled the escalation of executive compensation and detracted from the goal of enhancing long-term corporate value.

We believe that common compensation practices have contributed to excessive executive compensation. Compensation committees typically target senior executive total compensation at the median level of a selected peer group, then they design any annual and long-term incentive plan performance criteria and benchmarks to deliver a significant portion of the total compensation target regardless of the company’s performance relative to its peers. High total compensation targets combined with less than rigorous performance benchmarks yield a pattern of superior-pay-for-average-performance. The problem is exacerbated when companies include annual bonus payments among earnings used to calculate supplemental executive retirement plan (SERP) benefit levels, guaranteeing excessive levels of lifetime income through inflated pension payments.

We believe the Company’s Plan fails to promote the pay-for-superior-performance principle. Our Proposal offers a straightforward solution: The Compensation Committee should establish and disclose financial and stock price performance criteria and set peer group-related performance benchmarks that permit awards or payouts in its annual and long-term incentive compensation plans only when the Company’s performance exceeds the median of its peer group. A senior executive compensation plan based on sound pay-for-superior-performance principles will help moderate excessive executive compensation and create competitive compensation incentives that will focus senior executives on building sustainable long-term corporate value.”

Board of Directors Statement on Proposal 4:

The Board of Directors and Compensation Committee strongly support the concept of performance-based compensation and recognize that there may be circumstances in which peer group benchmarking may be beneficial. The Board does not support Proposal 4, however, as the Board does not believe that the Company should be locked into providing incentive compensation only if performance exceeds peer group benchmarks.

As noted in the Compensation Discussion and Analysis set forth earlier in this Proxy Statement, our executive incentive compensation program is tied to individual and Company performance as well as the performance of our stock. We believe that linking incentive goals to our own performance, rather than the financial performance of peers, is the best way to enhance shareholder value. Peer group companies may be seeking to implement different strategies, or may be impacted by many factors that do not provide comparability, and linking incentives only to a comparison of their performance may have undesirable consequences. For example, the Board does not agree that executives should be awarded an incentive bonus solely because the Company might outperform its peers if we do not achieve our own goals. Conversely, executives may be doing an extraordinary job in the face of unique business challenges, but still not succeed in lifting the Company’s performance above the peer group average. Under incentive compensation indexed solely to peer group performance, such extraordinary performance would not be recognized. Senior executives are effectively motivated when their performance-based compensation is directly tied to Avon’s performance and not to the performance of peer group companies over which our executives have no control.

The Compensation Committee, composed solely of members of our Board who are independent, already evaluates the compensation of key executives against a compensation peer group with whom we compete for executive talent, and also considers other competitive data. We believe, however, that the Company would be put at a competitive disadvantage in attracting, retaining and motivating senior executives if it is restricted in setting executive incentive compensation as set forth in the Proposal. The Compensation Committee must retain flexibility in choosing incentives to further our corporate goals through our compensation arrangements. If the requested policy were to be put in place, the resulting loss of flexibility and competitiveness could diminish the ability of the Compensation Committee to structure an executive compensation program to achieve that objective.

Our Executive Incentive Plan, approved by shareholders, authorizes the Compensation Committee to select performance measures for executive compensation that may not be published by peer group companies or that may not be able to be compared. These include “sales by brand,” “inventory levels,” “inventory days outstanding,” “order fill rate,” “perfect order rate,” “consumer and strategic investments” and “supply chain cost.” Thus, adoption of the Proposal would require the Compensation Committee to forego the use of these shareholder-approved goals in the future.

In addition, a significant portion of the Company’s long-term incentive compensation program consists of stock options and other stock grants. These increase in value only to the extent that Avon’s stock also increases in value. [Our 2007 restricted stock unit grants for senior officers included performance criteria as a vesting requirement in addition to a years of service requirement, so that compensation will also be “at risk”.] Therefore, the Board believes that our executive incentive program is appropriately performance-based and aligns the interest of our executives with that of our shareholders.

In conclusion, the Board believes that mandating that executive compensation be provided only if the performance measures exceed those of a peer group index is unduly restrictive, unnecessary and may result in a competitive disadvantage to the Company. A substantially similar proposal was rejected by shareholders last year.

The Board of Directors recommends that you vote AGAINST Proposal 4.

SOLICITING MATERIAL

The Compensation Committee Report and the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 thereof. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

SOLICITATION OF PROXIES

Avon is making this solicitation of proxies on behalf of its Board of Directors and will pay the solicitation costs. Directors, officers and other employees of Avon may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. In addition, Avon has retained Morrow & Co., Inc. at a fee estimated to be approximately $            , plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. Avon will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending Avon’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

If you are a shareholder and you wish to bring an item of business before the 2008 Annual Meeting, you must notify the Secretary of the Company in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, between January 4, 2008 and February 3, 2008. If you wish to have a proposal included in our Proxy Statement and proxy card for the 2008 Annual Meeting, your proposal must be received by the Secretary of the Company on or before December 1, 2007. Your notice must pertain to a proper matter for shareholder action and must comply with the Company’s By-Laws and with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A copy of the By-Law procedure is available upon written request to the Secretary of the Company.

If you make a written request to the Investor Relations Department (Attention: Renee Johansen) at Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105 (telephone number 212-282-5623), the Company will provide without charge a copy of its Annual Report on Form 10-K for 2006, as filed with the Securities and Exchange Commission.

By Order of the Board of Directors

Kim K. Azzarelli

Vice President, Associate General Counsel

and Corporate Secretary

March 30, 2007

New York, New York

If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your shares.

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

MORROW & CO., INC.

470 West Avenue

Stamford, CT 06902

(203) 658-9400

Call Toll-Free 1-800-607-0088

Appendix A

AVON PR ODUCTS, INC.

COMPENSATION COMMITTEE CHARTER

[To be provided in the Definitive Proxy Statement]

A-1

Appendix B

AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION OF AVON PRODUCTS, INC.

1. Article VI of the Restated Certificate of Incorporation of the Corporation shall be deleted in its entirety and replaced with the following:

ARTICLE VI: Except as otherwise required by law or by the Restated Certificate of Incorporation, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Article VI, a majority of the votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the votes cast with respect to that director. Votes cast shall include votes to withhold authority and exclude abstentions with respect to that director’s election.

B-1

Appendix C

AMENDMENTS TO THE BY-LAWS OF AVON PRODUCTS, INC.

1. Section 5 of Article II of the By-Laws of the Corporation shall be amended as follows:1

Section 5. Voting. At every meeting of shareholders every shareholder of record shall be entitled to one vote for every share standing in his name on the record of shareholders on any matter to be voted upon at such meeting, unless otherwise provided in the certificate of incorporation, and may exercise such voting right either in person or by proxy, except that no proxy shall be voted on after eleven months from its date unless otherwise provided in the proxy. ~~As provided in the certificate of incorporation, at all elections of directors each shareholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision) he would be entitled to cast for the election of directors with respect to his shares, multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.~~ No share of stock shall be voted at any meeting by any person other than (i) the owner thereof registered as such on the corporation’s books on the record date fixed by the directors, or (ii) the duly appointed proxy of such registered owner. Any vote for directors and/or proposals that shall be presented at a shareholders’ meeting may be by written, telephonic or electronic means. This includes, but is not limited to, written ballots, telegrams, cablegrams, facsimile or internet transmissions, provided that such electronic transmissions are submitted with proof that such electronic transmission is authorized by the shareholder.

2. Section 1 of Article III of the By-Laws of the Corporation shall be amended as follows:2

Section 1. Number, Election and Terms.

The number of the directors constituting the entire board of directors shall be not less than ten (10) nor more than twenty (20). Subject to such limitation the number shall be fixed by the board of directors. ~~Commencing with the 2006 annual meeting of shareholders, d~~Directors shall be elected annually at the annual meeting of shareholders, to hold office until the next succeeding annual meeting. ~~Except as otherwise provided by law, by the certificate of incorporation, or by the by-laws of this corporation, the directors shall be elected by ballot at the annual meeting of shareholders by a plurality of the votes of the shareholders cast in person or by proxy at such election. In voting for the election of directors, shareholders shall be entitled to cumulative voting.~~ Each director shall be elected to serve until the expiration of his or her term or until his or her successor shall have been elected and qualified except in the event of the death, resignation or removal or the earlier termination of the term of office of any such director. Each director shall be at least 21 years of age. It is not necessary for a director to be a shareholder of the corporation.

3. Article III of the By-Laws of the Corporation shall be amended to add the following new sections:

Section 13. Procedures in Uncontested Elections of Directors. In an uncontested election of directors (subject to Article VI of the certificate of incorporation), if a nominee who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by Section 14 of these By-Laws. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors on whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Committee’s recommendation and publicly disclose (in a press release, a filing with the Securities and Exchange Commission or other broadly

[1]	Language to be deleted from Section 5 is indicated by strike-through text.

[2]	Language to be deleted from Section 1 is indicated by strike-through text, and language to be added to Section 1 is indicated by double-underline text.

C-1

disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the end of his or her term and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this By-Law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 2 of Article III of these By-Laws or may decrease the size of the Board of Directors pursuant to the provisions of Section 1 of Article III of these By-Laws and Section 702 of the Business Corporation Law of the State of New York.

Section 14. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 12 of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) will abide by the requirements of Section 13 of these By-Laws, (b) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein.

3. Section 2 of Article XI of the By-Laws of the Corporation shall be amended as follows and Section 3 of Article XI of the By-Laws of the Corporation shall be deleted in its entirety as follows:3

Section 2. By the Board of Directors. Except as otherwise provided by law, these by-laws may be amended at any meeting of the board of directors of the corporation at which a quorum is present by the affirmative vote of a majority of the directors present at such meeting, provided notice of the proposed amendment is contained in the notice or waiver of notice of such meeting~~, provided, however, that the board of directors shall have no power to amend or repeal the by-laws, or adopt any new by-laws, with respect to cumulative voting~~.

~~Section 3. All By-Law Amendments. Notwithstanding anything contained in these by-laws to the contrary, the affirmative vote of the holders of at least eighty percent of the voting power of all shares of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal Sections 1, 2, 3 or 12 of Article III, or this Section 3 of this Article XI.~~

[3]	Language to be deleted from Sections 2 and 3 is indicated by strike-through text.

C-2

Annual Meeting Admission Ticket

C123456789
	000004	000000000.000000 ext 000000000.000000 ext
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MR A SAMPLE		000000000.000000 ext 000000000.000000 ext
DESIGNATION (IF ANY)
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	XXXXXXXXXXXXXX	Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m. New York Time, on May 2, 2007.

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Vote by telephone

•   Within the US, Canada & Puerto Rico, call toll free 1-800-652-VOTE (8683) on a touch tone telephone. There is NO CHARGE to you for the call.

•   Outside the US, Canada & Puerto Rico, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

•   Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card	123456	C0123456789	12345

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

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A	Proposals
The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of Directors:	01 - W. Don Cornwell	02 - Edward T. Fogarty	03 - Stanley C. Gault	04 - Fred Hassan	05 - Andrea Jung	+
		06 - Maria Elena Lagomasino	07 - Ann S. Moore	08 - Paul S. Pressler	09 - Paula Stern	10 - Lawrence A. Weinbach

        ☐  Mark here to vote FOR all nominees            ☐  Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08	09	10
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 3.

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of independent registered public accounting firm	☐	☐	☐	3.	Amendments to the Company’s Restated Certificate of Incorporation and By-Laws	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 4.

		For	Against	Abstain
4.	Resolution regarding benchmarking of incentive compensation goals against peer group performance	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.		Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.	☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Avon’s Proxy Statement dated March [    ], 2007.

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

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Admission Ticket

(If you plan to attend the Annual Meeting,

bring this Admission Ticket with you)

Avon Products, Inc. Annual Meeting of Shareholders

Thursday, May 3, 2007 at 10:00 a.m.

Waldorf Astoria

301 Park Avenue

New York, New York 10022

Ú PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

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Proxy — Avon Products, Inc.

Proxy Card Solicited on Behalf of the Board of Directors

Voting Instruction Card to J.P. Morgan Chase Bank, Trustee

And Fidelity Management Trust Company, Trustee

The undersigned hereby appoints Charles W. Cramb, Gilbert L. Klemann, II and Kim K. Azzarelli, and each of them, proxies, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company’s Common Stock (the “Shares”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 3, 2007, and at any adjournments or postponements thereof, as instructed on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides instructions to J.P. Morgan Chase Bank, Trustee, and Fidelity Management Trust Company, Trustee, to vote Shares allocated, respectively, to accounts the undersigned may have under the Avon Personal Savings Account Plan or the Avon Puerto Rico Associates’ Savings Plan, and which are entitled to be voted at the aforesaid Annual Meeting or any adjournment thereof, as specified on the reverse side of this card. Unless your card is received by April 30, 2007, and unless you have specified your instructions, your Shares cannot be voted by the Trustees.

IF NO INSTRUCTIONS ARE SPECIFIED ON THE REVERSE SIDE OF THIS CARD:

•

All Shares owned of record by the undersigned will be voted FOR the election of nominees proposed for election as directors (Proposal 1), FOR the ratification of the Company’s independent registered public accounting firm for 2007 (Proposal 2), FOR the Amendments to the Company’s Certificate of Incorporation and By-Laws (Proposal 3), and all such Shares will be voted AGAINST Proposal 4.

•	All Shares allocated under the Avon Personal Savings Account Plan and the Avon Puerto Rico Associates’ Savings Plan WILL NOT BE VOTED.

Instruction for Cumulative Voting for Directors: Unless otherwise specified below, this proxy/instruction card shall authorize the proxies listed above to cumulate all votes that the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for directors, as such proxies shall determine in their sole discretion. To specify a method of cumulative voting, mark the below box with an “X” and write the number of Shares and the name(s) of the nominee(s) for directors in the space below. If you wish to cumulate your votes, you must vote by using the proxy card rather than voting by telephone or the Internet.

☐

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